Exhibit 23 to 1997 Form 10-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






               As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 26, 1998, included in The ServiceMaster Company Annual Report to Stockholders for the Year Ended December 31, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.


                                   /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP



Chicago, Illinois
March 26, 1998